CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment to Registration Statement Nos. 333-285082 and 811-08325 on Form N-4 of our report dated April 28, 2025, relating to the financial statements of Athene Variable Annuity Account A appearing in the Supplement dated May 9, 2025 to the Statement of Additional Information, and to the references to us under the heading "Independent Registered Public Accounting Firm", which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
May 7, 2025